Exhibit 10.3


                              MANAGEMENT AGREEMENT

     This Agreement is between TCTB COMPANY, INC. a Texas corporation, AMEN PROPERTIES, INC., a Delaware corporation, DALE A. BROWN, CARY D. BROWN, MCGRAW BROTHERS INVESTMENTS, a Texas general partnership, KYLE STALLINGS, JOHN NORWOOD, JON MORGAN, HAMPSHIRE PLAZA GARAGE LLC., a New Hampshire limited liability company, and S.E.S. INVESTMENTS, LTD., a Texas limited partnership, (all of whom are collectively referred to as "Owners"), and TCTB MANAGEMENT GROUP, LLC., a Texas limited liability company (the "Manager").

                                    ARTICLE 1
                                      TERM
     1.01. This Agreement is effective beginning September 29, 2006, and will continue in effect until August 31, 2007 and thereafter (the "expiration date"), unless terminated as the Agreement provides.

                                    ARTICLE 2
                                  CONSIDERATION

     2.01. This Agreement is made in consideration of the personal services that the Manager will perform, and the reimbursement that the Owner will pay, as this Agreement describes.

                                    ARTICLE 3
                             DESCRIPTION OF PREMISES

     3.01. The Premises (the "Premises") subject to this Agreement are the following properties, more specifically described on Exhibit A attached hereto:

     (a) The Bank of America Building, located at 303 W. Wall, Midland, Texas;

     (b) The Century Plaza Building, located at 310 W. Wall, Midland, Texas; and

     (c) The Bank of America Parking Lot, located at 400 N. Loraine, Midland, Texas.


                                    ARTICLE 4
                       APPOINTING MANAGER AS OWNER'S AGENT

                    Manager as Owner's Independent Contractor

     4.01. The Owner appoints the Manager as exclusive agent for managing the Premises, and the Manager accepts the appointment, subject to this Agreement. During the term of this Agreement, the Manager may accept work performing similar services for other property owners. The Manager will act on behalf of - and subject to - the Owner's control. Subject to the voting requirements in
Section 19.13 below in this Agreement, whenever Owner's "approval" or "consent" is required, Email's and other writings directly to the Manager from Owners of the undivided interests in the Premises will constitute evidence of such "approval or "consent." But the Owner may not control the details of the Manager's work; thus, the Manager will be an independent contractor of the Owner. The Manager will not be considered a partner or joint venturer with the Owner and thus will not be liable for financial losses relating to ownership of the Premises.

                                   ARTICLE 5
                        PROFESSIONAL MANAGEMENT SERVICES

     5.01. The Manager will furnish the services of its organization, exert its best efforts, and exercise the highest professional skill and competence in managing the Premises to provide the Owner with the maximum economic return consistent with proper management principles. The Manager will comply with all federal, state, and local laws, ordinances, regulations, orders, and other legal requirements that now or during the term of this Agreement apply to the Premises and will manage the Premises as this Agreement provides.


                                    ARTICLE 6
                MANAGER'S DUTIES RELATING TO LEASING AND TENANTS

                        Negotiating and Executing Leases

     6.01. The Manager will use all reasonable efforts to keep the Premises fully leased by retaining existing creditworthy tenants and procuring new tenants. As the Owner's agent, the Manager has, and is hereby granted, power and authority to negotiate and execute initial leases and renewals, modifications, and terminations of existing leases. The Manager will lease all space according to this Agreement. The Manager may set and change rental rates and the amounts of other tenant charges relating to the Premises subject to Owner's approval.

                       Manager as Exclusive Leasing Agent

     6.02. The Manager is the Owner's exclusive agent in leasing the Premises.

                             Advertising for Tenants

     6.03. The Manager may advertise the availability of rental space in the Premises by using appropriate communications media, signs on the Premises, and by the use of floor plans, solicitation aids, and economic surveys as appropriate to market the space. All advertising expenses will be expenses of the Premises.

                        Investigating Prospective Tenants

     6.04. The Manager will investigate the financial responsibility, moral character, and general reputation of prospective tenants as necessary and reasonable to protect the Owner against financial loss and to protect the Premises and other tenants against physical injury or damage. The Manager may obtain credit reports about prospective tenants from reputable credit-reporting bureaus in accordance with applicable law. The cost of such reports is an expense of the Premises.

                                Security Deposit

     6.05. Normally, as a provision in each lease of space in the Premises, the Manager will require the tenant to pay a security deposit of at least one month's rent on executing the lease or on a specified date before tenant occupies the space. But the Manger may require a lesser amount or no deposit if the Manager determines that (1) the security deposit is a material consideration in a prospective tenant's decision to lease space, (2) it is unlikely that a better tenant would lease the space within a reasonable period, and (3) the prospective tenant's financial condition and integrity present a small risk of loss to the Owner. If the Manager does not require a tenant to pay the normal amount of a security deposit for a unit, the Manager will include a memo in the tenant's file describing the circumstances justifying the decision to reduce or eliminate the security-deposit requirement.

     The Manager will collect, deposit, and disburse security deposits according to each lease and the requirements of the law. Tenants' security deposits will be deposited not later than the first banking day following the day of receipt. The Manager will deposit security deposits in the same account with all other accounts and funds, with a bank or other financial institution whose deposits are insured by an agency of the United States Government. This account will be in the name of the Owner with the Manager as the Owner's agent.

                    Collecting Rent and Other Tenant Charges

     6.06. The Manager will collect when due all rents, charges, and other amounts due to the Owner relating to the Premises. Such receipts will be deposited not later than the first banking day following the day of receipt. Those receipts will be deposited in an account with a bank or other financial institution whose deposits are insured by an agency of the United States Government. This account (the "Premises Operating Account") will be in the name of the Owner with the Manager as the Owner's agent. Interest accruing in the Premises Operating Account (if any) will be retained as income belonging to the Owner.

                                Enforcing Leases

     6.07. The Manager is responsible for:

     (a) Serving notices on tenants to vacate the premises when the Manager deems necessary.

     (b) Bringing any legal proceeding to recover possession of leased premises and/or unpaid rent or other amounts due to the Owner when the Manager deems necessary.

     (c) Compromising and settling lawsuits against tenants with the Owner's specific approval.

     (d) Incurring collection fees and costs, and legal fees. These fees and costs are expenses of the Premises and will be reimbursed to Manager.


                                    ARTICLE 7
                              FINANCIAL MANAGEMENT

                  Disbursements from Premises Operating Account

     7.01. When the following items are payable, the Manager will make the disbursements promptly from the funds deposited in the Premises Operating Account. These expenses will be paid in the following order:

     (a) Any payments in connection with any mortgages secured by the Premises, including but not limited to amounts due for principal amortization, interest, mortgage insurance premiums, ground rents, taxes and assessments, and fire - and other hazard - insurance premiums.

     (b) All sums otherwise due and payable by the Owner as operating expenses or repairs or maintenance of the Premises that the Manager authorizes to be incurred under this Agreement.

     (c)  Reimbursement amounts payable to the Manager under this Agreement.

     (d) Net revenues due to the Owner. For these purposes "net revenues" means amounts remaining after items 7.01(a), (b) & (c) above, Section 7.02 below.

                           Manager's Overhead Expenses

     7.02. The Manager's office-overhead expenses are the reasonable expenses of the Premises and will not be borne by the Manager,. These items of overhead include but are not limited to Manager's reasonable allocation of utilities, telephone, postage, supplies, and office equipment but shall not exceed $20,000 per month without prior consent of the Owners. The Manager will disburse to the Owners their respective shares of net revenues within 3 months from receipt of such revenues.

                             Owner's Direct Expenses

     7.03. The Owner will make all payments for the following items, which are not expenses of the Premises: auditing costs, and legal services related to the Premises other than evictions.

                            Financial Control System

     7.04. The Manager will organize and maintain a system of controls to ensure that obligations will be incurred only if authorized as this Agreement provides. The control system will also ensure that bills, invoices, and other charges be paid from the Premises Operating Account only if authorized as this Agreement provides and the appropriate value has actually been received. In carrying out this responsibility, the Manager will authorize only supervisory personnel to incur obligations and authorize payment for goods and services related to the Premises, except that the Manager may authorize other employees to incur obligations for goods and services to be paid from a petty-cash fund in an amount not to exceed $500.00 in any one calendar month.

                 Expenditures Not Authorized in Approved Budget

     7.05. The Manager shall prepare an annual budget for the Premises by December 15th of each calendar year, which budget will be approved by the Owners. The Manager will not incur expenses exceeding the amounts authorized on a monthly basis for each item in an approved budget except budget variances within an acceptable range, (i.e. 5% or $250.00, whichever is greater). The Manager will keep the Owner informed of any actual or projected deviation from the receipts or disbursements stated in the approved budget. Except for the disbursements authorized in this Agreement, funds will be disbursed from the accounts described in this Agreement only as the Owner may direct in writing from time to time.

                    Deficiency in Premises Operating Account

     7.06. If the balance in the Premises Operating Account is insufficient to pay projected disbursements due and payable within a thirty (30) day period, the Manager will notify the Owner of that fact in writing as soon as the Manager becomes aware of it. The notice will describe in detail funds available and projected income and expenses. Promptly after receiving this notice, the Owner will remit to the Manager sufficient funds to cover the deficiency. The Manager is not required to use its own funds to cover a deficiency in the Premises Operating Account.

                                    ARTICLE 8
                     OPERATING AND MAINTAINING THE PREMISES

                  Manager's Responsibility to Maintain Premises

     8.01. The Manager will cause the Premises to be maintained and repaired according to applicable law, this Agreement, the Owner's written instructions, and sound management policies. Maintenance and repair includes, but is not limited to, cleaning, painting, decorating, plumbing, carpentry, grounds care, and any other maintenance and repair work that may be necessary. The Manager will buy all materials, equipment, tools, appliances, supplies, and services necessary for properly maintaining and repairing the Premises. All such purchases to be made from Premises Operating Account.

                            Manager's Specific Duties

     8.02. The Manager will perform the following specific duties:

     (a) Giving special attention to preventive maintenance. The services of regular maintenance employees will be used to the greatest extent feasible.

     (b) Contracting with qualified independent contractors for maintaining and repairing air-conditioning systems and elevators, and for extraordinary repairs beyond the capability or time constraints of regular maintenance employees.

     (c)  Contracting  for  water,  gas,   electricity,   extermination,   cable
          television, telephone service, internet access, and other goods and services necessary in operating and maintaining of the Premises.

     (d) Receiving and investigating all service requests from tenants, promptly taking any necessary action, and keeping records of the requests and services provided. The Manager will make arrangements to receive and respond to emergency requests on a twenty-four (24) hour basis. After investigation, the Manager will report serious maintenance problems to the Owner.

     (e) Complying with all building codes, zoning, and licensing requirements, and other requirements of federal, state, or local authorities having jurisdiction over the Premises. The Manager will notify the Owner promptly of all written orders, notices, and other communications received by the Manager from any such authority regarding these requirements. The Manager will comply with a governmental requirement unless the Owner instructs the Manager not to comply with the requirement on the ground that it is invalid or on any other legitimate ground. The Owner will indemnify and defend the Manager from any liability incurred by the manager for complying with an instruction of the Owner that is contrary to a governmental requirement.

                    Dollar Limitation of Manager's Authority

     8.03. Regardless of the other provisions in this Agreement, the Manager may not authorize any expenditure in any one instance for labor, materials, or otherwise in connection with maintaining and repairing the Premises in excess of $20,000.00 without the Owner's prior approval. This limitation does not apply to
(1) recurring expenses within the limits of the approved budget, (2) emergency repairs involving manifest danger to persons or property, or (3) expenses necessary to avoid suspension of any necessary service to the Premises. If the Manager makes an expenditure exceeding the limit in an emergency or to avoid suspension of necessary service, the Manager will inform the Owner of the facts as promptly as reasonably possible.

                    Structural Changes and Major Alterations

     8.04. The Manager may not authorize any structural changes or major alterations to the Premises without the Owner's prior written consent.

                                    ARTICLE 9
                    RECORDKEEPING AND REPORTING REQUIREMENTS

                                Books and Records

     9.01. The Manager will maintain accurate, complete, and separate books and records according to generally accepted accounting standards and procedures. The records will show income and expenditures relating to operation of the Premises and will be maintained so that individual items and aggregate amounts of accounts payable and accounts receivable, available cash, and other assets and liabilities relating to the Premises may be readily determined at any time.

                                 Monthly Reports

     9.02. For each month, the Manager will furnish to the Owner a detailed statement of all receipts and disbursements. Each monthly statement will be furnished on or before the 15th day of each month covering the previous month's activity. The statements must include summaries showing the income and expenses for the month and fiscal year to date compared to current period and year to date budget and show a reconciliation of variances from the approved budget. These statements must also be supported by canceled checks, vouchers, invoices, and similar documentation covering all items of income and expense.

                                 Annual Reports

     9.03. For each fiscal year ending during the term of this Agreement, if the Owner requests in writing, the Manager will arrange for a certified public accountant to prepare an annual financial report based on his or her examination of the books and records maintained by the Manager. The accountant and Manager will certify the report, which will be submitted to the Owner within one hundred twenty (120) days after the end of the fiscal year. Compensation for the accountant's services is an expense of the Owner.

                          Preparing Payroll-Tax Returns

     9.04. The Manager will prepare and file all required payroll-tax returns and other documents, including but not limited to those required under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act, and any similar federal, state, or local legislation, and all withholding-tax returns required for employees of the Manager whose work relates to the Premises. Taxes paid in connection with these returns are an expense of the Premises.

                         Information Requested by Owner

     9.05. The Manager will furnish any information relating to the financial, physical, or operational condition of the Premises, including but not limited to occupancy reports that the Owner may request from time to time.

                     Owner's Inspection of Books and Records

     9.06. At any reasonable time, the Owner may inspect the books and records kept by the Manager relating to the Premises, including but not limited to all checks, bills, invoices, statements, vouchers, cash receipts, correspondence, and all other records dealing with management of the Premises. The Owner may exercise these rights in person, or through the Owner's attorney or accountant or other representative.

                                      Audit

     9.07. At any reasonable time, the Owner may have an audit made of all account books and records relating to management of the Premises. The cost of any audit is an expense of the Owner.

                                   ARTICLE 10
                                    INSURANCE

                               Obtaining Coverage

     10.01. When initially considering obtaining insurance and when considering renewing insurance coverage, the Manager will obtain recommendations and quotations of premium costs from at least three different insurance companies on all forms of insurance needed to protect each Owner and the Premises. The types of insurance coverage that the Manager will investigate include but are not limited to workers' compensation (or alternative occupational safety program as allowed by State Law), public liability, boiler, fire and extended coverage, burglary and theft, moneys and securities, and forgery and alterations. After the Manager completes this investigation, the Owner will select the types and amounts of coverage it deems necessary, appropriate, and economically prudent. The Manager and each Owner will be named as co-insured on all insurance policies relating to workers' compensation (or alternative occupational safety program as allowed by State Law), public liability, burglary and theft, moneys and securities, and forgery and alterations insurance. Promptly after receiving confirmation of the issuance or renewal of an insurance policy described in this paragraph, the Manager will deliver to the Owner a copy of the confirmation and the actual insurance policy. Insurance premiums are an expense of the Premises. The Manager will arrange to have all insurance policies provide that notice of default or termination will be sent to each Owner and Manager.

                                Insurance Claims

     10.02. The Manager will promptly investigate and make a full written report on all accidents, claims, and potential claims for damages or losses relating to ownership, operation, and maintenance of the Premises. The report must describe any damages to or destruction of the Premises and the estimated cost of repair. In addition, the report must fulfill all requirements applicable to the loss or claim imposed under the insurance policy or policies covering it.

                                   ARTICLE 11
                                    EMPLOYEES

                           Manager's Responsibilities

     11.01. The Manager will hire, supervise, pay, and discharge all servants, employees, or contractors as necessary to perform the obligations of this Agreement. Employees hired by the Manager to manage the Premises are the Manager's employees except as the Owner and Manager otherwise agree in writing. Employee compensation is an expense of the Premises. The Manager will obtain workers' compensation insurance or an alternative occupation safety program for the employees as an expense of the Premises. The Manager will comply with all applicable federal, state, and local laws regarding the hiring, compensation, and working conditions of employees.

                                   ARTICLE 12
                          LEGAL AND ACCOUNTING SERVICES

                     Retaining Legal and Accounting Services

     12.01. The Manager may consult with an attorney or accountant if needed to comply with this Agreement. The Manager will refer matters relating to the Premises that require legal or accounting services to qualified professionals. The Manager will select the attorneys and accountants retained to provide the services. The costs of legal and accounting services obtained by the Manager in its capacity as the Owner's agent are an expense of the Premises.

                            Owner's Income Tax Return

     12.02. Each Owner is responsible for preparing his or its income-tax return. The Manager will maintain the records and prepare reports relating to the Premises in a manner convenient for the Owner's accountant to prepare the Owner's income-tax return.

                                   ARTICLE 13
                       COMPENSATION FOR MANAGER'S SERVICES


     13.01. Manager shall not be entitled to compensation other than the reimbursements set forth above.

                                   ARTICLE 14
                                   WARRANTIES

     14.01. The parties respectively warrant that they (1) have full authority to execute this Agreement, (2) have disclosed fully all material information relating to the subject of this Agreement, and (3) have no knowledge of any actual or apparent conflicts of interest not disclosed to the other party in writing. The Manager warrants that it has substantial experience in managing property similar to the Premises and that it is competent to perform the required duties under this Agreement. At the time of execution of this Agreement, to the best of the Owner's knowledge, the Premises comply with all legal requirements, including but not limited to zoning regulations, building codes, and health and safety requirements.

                                   ARTICLE 15
                           INDEMNITY AND CONTRIBUTION

                               Contract Liability

     15.01. The Owner will indemnify the Manager for all contract liability for obligations incurred by the Manager that the Manager believed in good faith were authorized by the Owner. The Manager will indemnify the Owner for all contract liability for obligations incurred by the Manager that the Manager did not believe in good faith were authorized by the Owner.

                          Tort and Statutory Liability

     15.02. The Owner will indemnify the Manager for all tort or statutory liability related to the Premises that is not caused by the Manager's grossly negligent, reckless, or intentional act or omission that arises from an act or omission that the Manager believed in good faith was authorized by the Owner. The Owner will indemnify the Manager for liability arising from the Manager's negligence related to the Premises if the Manager believed in good faith that the Owner authorized the Manager's act or omission. The Manager will indemnify the Owner for all tort or statutory liability related to the Premises that is caused by the Manager's grossly negligent, reckless, or intentional act or omission or that arises from an act or omission that the Manager did not believe in good faith was authorized by the Owner.

                          Legal Representation and Fees

     15.03. If one party indemnifies the other under any provision of this Agreement, the indemnitor will defend and hold the other harmless, and the indemnitor will pay the indemnitee's reasonable attorney's fees and costs.

            Allocation of Liability When Both Parties Are Responsible

     15.04. The allocation of tort and statutory liability caused by the act or omission of both parties will be determined as provided by law.

                                   ARTICLE 16
                                   ASSIGNMENT

                        General Prohibition of Assignment

     16.01. Except as this Agreement may otherwise provide, neither party may assign it without the other party's prior written consent under any circumstance, including when a party is a debtor in a bankruptcy proceeding. This provision does not limit either party's right to assign this Agreement to an affiliate or related person or entity when the obligations assigned will be performed by substantially the same persons. Any unauthorized assignment is void.

                                Sale of Property

     16.02. The Owner may assign its rights and obligations under this Agreement to a buyer of the entire Premises without the Manager's consent. If the Owner sells part but not all of the Premises, the Manager may be required to manage the entire Premises but will not be required to enter into a separate contract with the buyer of the portion sold or to provide separate reports or budgets for the separate portions.

                                   ARTICLE 17
                                     RENEWAL

     17.01. Unless written termination notice from either party is received by the other at least thirty (30) days before the expiration date of this Agreement, the Agreement will renew automatically. The renewed agreement will contain the same terms as stated here. The renewal term will be one (1) year, unless a shorter period is designated.. The same provision for notice and renewal will apply to each renewal term. If termination notice or a proposal to modify the agreement from one party is received by the other thirty (30) days or more before the expiration date of this Agreement, the Agreement will terminate on the expiration date unless both parties execute a renewal agreement. The Manager understands that the Owner retains the right to approve the renewal of this Agreement or terminate this Agreement, in the Owner's sole discretion.

                                   ARTICLE 18
                              TERMINATING AGREEMENT

                               Termination Notice

     18.01. After this Agreement has been in effect for at least sixty (60) days, either party may terminate this Agreement at the close of business on the last calendar day of any month by giving written termination notice to the other party at least sixty (60) days before this Agreement terminates.

                               Termination on Sale

     18.02. The Owner will notify the Manager at least thirty (30) days before an anticipated transfer of all of the Owner's title to the Premises or any property subject to this Agreement. On transfer of title under a bona fide sale, this Agreement will terminate.

                            Termination of Bankruptcy

     18.03. If either party (1) voluntarily files for bankruptcy or other relief under statutes or rules relating to insolvency, (2) makes an assignment for the benefit of creditors, or (3) is adjudicated bankrupt, either party may give notice of termination of this Agreement. In addition, the Owner, if a debtor in bankruptcy, will indemnify the Manager for any expenses relating to the Premises that the Manager incurred in good faith but that bankruptcy trustee deems improper or excessive.

                     Termination on Destruction of Premises

     18.04. This Agreement will terminate if the Premises are destroyed totally or to an extent that they are substantially unusable for their intended uses.

                              Effect of Termination

     18.05. When this Agreement terminates, the following will apply:

     (a) The Manager will promptly deliver to the Owner all books and records in the Manager's possession relating to the Premises, all keys to the Premises, and all other items of property owned by the Owner and in the Manager's possession.

     (b) The Manager will vacate any space in the Premises except as occupied under a separate lease with the Owner.

     (c) The Manager's right to compensation will cease. But the Manager will be entitled to be compensated for services rendered before the termination date.

     (d) The agency created under this Agreement will cease, and the Manager will have no further right and authority to act for the Owner.

     (e)  The indemnity provisions of this Agreement will remain in effect.

                                   ARTICLE 19
                               GENERAL PROVISIONS

                                  Parties Bound

     19.01. This Agreement will bind and inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators, legal representatives, successors, and assigns except as this Agreement states otherwise.

                                 Time of Essence

     19.02. Time is of the essence in this Agreement.

                                   Nonwaiver

     19.03. No delay or failure to exercise a right under this Agreement, nor a partial or single exercise of a right under this Agreement, will waive that right or any other under this Agreement.

                               Modifying Agreement

     19.04. No modification of this Agreement is valid unless in writing and signed by both parties.

                               Texas Law to Apply

     19.05. This Agreement will be construed under Texas law. All obligations of the parties under this Agreement are to be performed in Midland County, Texas.

                           Counterparts; One Agreement

     19.06.  This  Agreement  and all  other  copies  of it are  considered  one agreement. This Agreement may be executed concurrently in one or more counterparts, each of which will be considered an original, but all of which together constitute one instrument.

                           Prior Agreements Superseded

     19.07.   This  Agreement   constitutes  the  parties'  sole  agreement  and
supersedes any prior understanding or written or oral agreements between them relating to its subject matter.

                               Legal Construction

     19.08. If a court of competent jurisdiction holds any one or more of the provisions of this Agreement to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability will not affect any other provision of this Agreement, which will be construed as if it had never contained the invalid, illegal, or unenforceable provision.

                                    Headings

     19.09. The headings in this Agreement are for convenience and will not enlarge or diminish the effect of the provisions of this Agreement.

                              Specific Performance

     19.10. The parties declare that it is impossible to measure in money the damages that will accrue to a party because of a failure to perform any obligation under this Agreement. If a party institutes any proceeding to enforce this Agreement, specific performance may be sought and obtained for any breach of it.

                               Resolving Disputes

     19.11. If there is a dispute between the parties, they must attempt in good faith to resolve it to their mutual satisfaction. If they cannot resolve it between themselves, they should select a mutually acceptable mediator to help resolve the dispute. But no party may be forced to engage in mediation. If the parties cannot resolve the dispute with a mediator's help, or any party refuses to engage in mediation, the dispute will be submitted to the appropriate courts of Midland County, Texas.

                                 Attorney's Fees

     19.12. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret this Agreement, the prevailing party is entitled to recover reasonable attorney's fees and costs from the other in addition to any other relief that may be awarded. The Court may award attorney's fees and costs in the trial of the action or in a separate action brought to litigate the issue of attorney's fees and costs.

                         Approval or Consent from Owner

     19.13 All leases, re-leases, negotiations or renegotiations of indebtedness secured by the Premises, renegotiation of this Agreement or renewal or extension of this Agreement shall be with unanimous approval or consent from all Owners. For all other approvals and consents, the Owners will be bound by vote of those holding more than 50 percent of the interests in the Premises.

                  No Partnership or Co-Ownership with Managers

     19.14 Owner and Manager expressly stipulate that Owner and Manager are principal and agent only and this Agreement shall not create any co-ownership of the Premises or any Partnership relationship between Owners and Managers.

                                     OWNERS:

     303 W. Wall, Suite 1700                    TCTB Partners, Ltd.
     Midland, Texas 79701                       By: TCTB Company, Inc., its sole
                                                general partner


                                                By:_____________________________
                                                   Jon Morgan, President

     P.O. Box 5562
     Midland, Texas 79704                       ________________________________
                                                Dale A. Brown

     P.O. Box 5562
     Midland, Texas 79704                       ________________________________
                                                Cary D. Brown

     P.O. Box 7515                              McGraw Brothers Investments
     Midland, Texas 79708

                                                By:_____________________________
                                                   Kyle A. McGraw,
                                                   Managing General Partner

     303 W. Wall, Suite 1700                    Amen Properties, Inc.
     Midland, Texas 79701

                                                By:_____________________________
                                                   Jon Morgan, President

     P.O. Box 10217
     Midland, Texas 79702                       ________________________________
                                                Kyle Stallings

     303 W. Wall, Suite 1700
     Midland, Texas 79701                       ________________________________
                                                John Norwood

     303 W. Wall, Suite 1700
     Midland, Texas 79701                       ________________________________
                                                Jon Morgan

                                                S.E.S. Investments,Ltd.
                                                By: S.E.S. Management, LLC


                                                By:_____________________________
                                                   Wes Perry, President

                                                Hampshire Plaza Garage, LLC.


                                                By:_____________________________
                                                   Doug Ditto, CEO

                                                MANAGER:

                                                TCTB Management Group, LLC

                                                By:_____________________________
                                                   Jon Morgan, Manager